Exhibit 10.27

Execution Version

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed; and is indicated with brackets where the information has been omitted from the filed version of this exhibit.

DatedFebruary 28, 2020

TILRAY, inc.

MANITOBA HARVEST USA, LLC

and

Bridging Finance Inc.

US PLEDGE AND security agreement

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Contents

SectionPage

Article 1
Definitions1

1.1Definitions1

1.2Terms Generally6

Article 2
Pledge of Collateral7

2.1Grant of Security Interest7

2.2Revision to UCC8

2.3Excluded Assets8

2.4Security Interest Absolute9

Article 3
Rights and Remedies10

3.1Exercise of Remedies10

3.2Remedies Upon Event of Default:  General10

3.3Decree for Specific Performance11

3.4Additional Remedies:  Accounts Receivable11

3.5Additional Remedies:  Intellectual Property12

3.6Additional Remedies:  Pledged Collateral and Deposit Accounts12

3.7Rights Cumulative14

3.8Exercise of Rights and Remedies14

3.9Further Dealings with Collateral by Collateral Agent14

3.10Waivers by Debtor15

3.11Perpetual Bar15

3.12Application of Proceeds16

3.13Liability for Deficiency16

3.14No Liability of Collateral Agent16

Article 4
Powers of Attorney and Dealing with Security17

4.1Power of Attorney17

4.2Power of Attorney – Insurance18

4.3Documentation; Further Assurances18

4.4Termination and Release of Security Interest19

4.5Reimbursement of Expenses19

Article 5
Representations, Warranties and Covenants of a Guarantor19

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Contents

SectionPage

5.1Representations and Warranties19

5.2General Covenants23

5.3Special Covenants:  Accounts Receivable25

5.4Special Covenants:  Inventory and Equipment25

5.5Special Provisions Regarding Documents, Letters of Credit, etc.26

5.6Special Covenants:  Intellectual Property27

5.7Special Covenants:  Pledged Collateral and Deposit Accounts28

5.8Remedy for Breach30

Article 6
Miscellaneous30

6.1Survival; Successors and Assigns30

6.2Indemnity30

6.3Indemnity Obligations Secured by Collateral31

6.4Currency31

6.5Notices32

6.6Headings32

6.7Entire Agreement32

6.8Amendment; Waivers32

6.9Governing Law33

6.10Waiver of Jury Trial33

6.11Consent to Jurisdiction; Service of Process33

6.12Counterparts and Electronic Delivery34

6.13No Presumption34

6.14Severability35

6.15Application to Collateral Agent35

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SCHEDULES

Schedule 5.1(d)Debtor Details

Schedule 5.1(f)Debtor Names

Schedule 5.1(g)Mergers and Other Combinations

Schedule 5.1(i)US Patents, Trademarks and Copyright Registrations and Applications

Schedule 5.1(o)Commercial Tort Claims

Schedule 5.1(p)Letters of Credit

Schedule 5.1(q)Securities Accounts and Commodity Accounts

Schedule 5.1(r)Deposit Accounts

Schedule 5.1(s)Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests

Schedule 5.1(x)Pledged Notes

Schedule 5.1(y)UCC Financing Statements and Other Filings

Schedule 5.2(d)Location of Books and Records

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THIS PLEDGE AND SECURITY AGREEMENT is dated February 28, 2020 and made between:

(1)	Each of the parties listed on the signature pages hereto (each a Guarantor and collectively the Guarantors); and
(2)	Bridging Finance Inc.

RECITALS:

(A)

Bridging Finance Inc., as agent (in such capacity, the Collateral Agent) for and on behalf of any of the funds managed or co-managed by Bridging Finance Inc. (collectively, together with Bridging Finance Inc. in its capacity as a lender, the Lender) has agreed to make certain credit facilities available to the High Park Holdings Ltd. (the Borrower) upon the terms and conditions contained in a credit agreement among, inter alios, the Borrower, the Collateral Agent, the Guarantors and the Lender dated as of this date (such credit agreement as it may at any time or from time to time, be amended, supplemented, restated or replaced, the Credit Agreement).

(B)

Pursuant to a guarantee dated the date hereof (such guarantee as it may at any time or from time to time be amended, supplemented, restated or replaced the Guarantee), each Guarantor has agreed with the Lender and the Collateral Agent to guarantee the payment and performance of all present and future debts, liabilities and obligations, direct or indirect, absolute or contingent, of the Borrower to the Lender and the Collateral Agent arising pursuant to, or in respect of, the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement).

(C)

The Collateral Agent is to hold for its own benefit and is to act as agent under the Credit Agreement, inter alia, to hold as agent for the benefit of the Lender, any and all security for the payment and performance of the obligations of the Guarantors under the Credit Agreement, the Guarantee and the other Credit Documents (as such term is defined in the Credit Agreement).

(D)

The Guarantors have agreed to execute and deliver this Agreement to and in favour of the Collateral Agent as security for the payment and performance of the Guarantors’ obligations to the Lender under the Credit Agreement, the Guarantee and other Credit Documents.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, and in order to induce the Lender to make funds available to the Borrower, the Guarantors and the Collateral Agent, on behalf of itself and each Lender, hereby agree as follows:

Article 1
Definitions

1.1	Definitions

Capitalized words and terms used in this Agreement without definition have the respective meanings given to them in the Credit Agreement.  In addition, as used in this Agreement, unless otherwise specified, the following words and terms have the following meanings:

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Account Debtor means each Person who is obligated on an Account Receivable or Contract or any Supporting Obligation relating thereto.

Accounts Receivable means all of a Guarantor’s now owned or hereafter acquired accounts as such term is defined in the UCC, together with all of a Guarantor’s now owned or hereafter acquired accounts receivable, book debts, purchase orders and receipts for goods or services to the extent not included in accounts.

Agreement means this pledge and security agreement as it may be amended, supplemented, restated or replaced from time to time and the words “Article” and “Section” followed by a number or letter refer to the specified Article or Section in this Agreement.

Borrower has the meaning specified in the Recitals.

Chattel Paper means all of a Guarantor’s now owned or hereafter acquired chattel paper as such term is defined in the UCC and includes electronic chattel paper.

Collateral has the meaning specified in Section 2.1.

Collateral Agent has the meaning specified in the Recitals.

Commercial Tort Claims means all of a Guarantor’s now held or hereafter acquired commercial tort claims as such term is defined in the UCC.

Contracts means all contracts as such term is defined in the UCC, now subsisting or hereafter entered into by a Guarantor, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Guarantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or performance of any Account Receivable.

Copyright means any of the following in which a Guarantor now holds or hereafter acquires an interest:  (a) all copyright rights in any work subject to the copyright laws of the United States (whether or not the underlying works of authorship have been published), whether as author, assignee, transferee or otherwise and all copyrightable works of authorship (whether or not published and whether or not registered), (b) all registrations and applications for registration of any such copyright in the United States or any state or territory thereof and registrations, recordings, supplemental registrations and pending applications for registration in the US Copyright Office including those referred to in Schedule 5.1(i) under the heading “Copyright”, (c) all renewals of any of the foregoing, and (d) any claims or causes of action or defenses arising out of, or related to, any of the foregoing.

Copyright Licenses means any and all agreements and licenses (other than any generally available off-the-shelf software licenses provided on non-discriminatory terms) providing for the granting of any right in or to Copyrights (whether a Guarantor is licensee or licensor thereunder) and all renewals and extensions thereof.

Credit Agreement has the meaning specified in the Recitals.

Deposit Accounts means all of a Guarantor’s now owned or hereafter acquired deposit accounts as such term is defined in the UCC.

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Documents means all of a Guarantor’s now owned or hereafter acquired documents as such term is defined in the UCC.

Equipment means all of a Guarantor’s now owned or hereafter acquired equipment, machinery, vehicles, furniture and furnishings and all other tangible personal property similar to any of the foregoing, including tools, parts, spare parts and supplies of every kind and description, all improvements, accessions or appurtenances thereto and any rights of a Guarantor as lessor or lessee under all leases of equipment and includes equipment as such term is defined in the UCC.

Event of Default has the meaning specified in the Credit Agreement.

Excluded Asset has the meaning specified in Section 2.3.

Fixture means any item of Equipment that become so related to particular real estate that an interest in it arises under applicable real estate law.

General Intangibles means all general intangibles as such term is defined in the UCC, now owned or hereafter acquired by a Guarantor, including all payment intangibles, customer lists, interests in joint ventures and other business associations, licenses, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, designs, knowledge, know-how, software, data bases, data, processes, models, drawings, materials and records, goodwill, all rights and claims in or under insurance policies, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification and rights to receive dividends, distributions, cash, Instruments and other property in respect of, or in exchange for, Pledged Collateral.

Goods means all goods as such term is defined in the UCC, now owned or hereafter acquired by a Guarantor, wherever located, including embedded software to the extent included in goods (as defined in the UCC), manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

Guarantee has the meaning specified in the Recitals.

Guarantor has the meaning specified in the Recitals.

Instruments means all of a Guarantor’s now owned or hereafter acquired instruments as such term is defined in the UCC, including all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

Indemnified Party has the meaning specified in Section 6.2.

Intellectual Property means any and all Patents, Copyrights, Trademarks and Trade Secrets and the agreements, licenses and goodwill associated therewith.

Inventory means all merchandise and inventory, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located (including in transit or on consignment or otherwise in the possession of a third party), together with all goods, supplies, incidentals, packaging, labels, materials, parts, spare parts and any other items

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used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed from a Guarantor’s customers, and specifically includes all inventory as such term is defined in the UCC.

Investment Property means all investment property as such term is defined in the UCC now held or hereafter acquired by a Guarantor including all (a) securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries and mutual fund shares, (b) security entitlements, including the rights of a Guarantor in and to any securities accounts and the financial assets held by securities intermediaries in such securities accounts and any free credit balances or other money owing by any securities intermediary with respect to those accounts, (c) securities accounts, (d) commodity contracts, and (v) commodity accounts.

Lender has the meaning specified in the Recitals.

Lien means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or other), charge, security interest, easement or encumbrance, or preference, priority or other agreement or preferential arrangement of any similar kind or nature whatsoever (including any conditional sale or title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

LLC means a limited liability company in which a Guarantor now has or hereafter acquires an interest including the companies described as such in Schedule 5.1(s).

LLC Agreement means each limited liability company agreement or similar agreement governing the operation of any LLC.

Obligations means all monies, debts, obligations and liabilities of a Guarantor, now or in the future due, owing or incurred in any manner under the Credit Agreement, the Guarantee and the other Credit Documents whether direct or indirect, absolute or contingent and whether solely or jointly with any other Person, and whether as principal or as surety (including, without limitation, all interest that accrues after the commencement of any proceeding relating to the bankruptcy, insolvency, reorganization or similar proceeding of a Guarantor, whether or not a claim for post-petition interest is allowed in any such proceeding) and includes principal, any reimbursement obligations, interest, premiums, penalties and indemnification costs.

Partnership means a partnership in which a Guarantor now has or hereafter acquires an interest including the partnerships described as such in Schedule 5.1(s).

Partnership Agreement means each partnership agreement or similar agreement governing the operation of any Partnership.

Parties means the Guarantors and the Collateral Agent and their respective successors and permitted assigns.

Patent Licenses means all agreements and licenses (other than any generally available off-the-shelf software licenses provided on non-discriminatory terms) providing for the

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granting of any right in or to Patents (whether a Guarantor is licensee or licensor thereunder) and all extensions and renewals thereof.

Patents means any of the following in which a Guarantor now holds or hereafter acquires any interest:  (a) all letters patent and all applications for letters patent in the United States or any state or territory thereof and registrations, recordings and applications in the USPTO or in any similar office or agency of the United States or any state or territory thereof including those referred to in Schedule 5.1(i) under the heading “Patents” and (b) all reissues, continuations, continuations-in-part or extensions thereof.

Permitted Encumbrances has the meaning specified in the Credit Agreement.

Pledged Collateral means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests and the Pledged LLC Interests, all certificates representing any of the foregoing and all security entitlements of a Guarantor in any of the foregoing.

Pledged LLC Interests means all of a Guarantor’s right, title and interest in any Obligor LLC and any LLC Agreement relating thereto including the LLCs listed in Schedule 5.1(s).

Pledged Notes means all of a Guarantor’s right, title and interest in each Instrument evidencing indebtedness in excess of $1,000,000 owed to a Guarantor including the Instruments listed in Schedule 5.1(x).

Pledged Partnership Interests means all of a Guarantor’s right, title and interest in any Obligor Partnership and any Partnership Agreement relating thereto including the Partnerships listed in Schedule 5.1(s).

Pledged Stock means all of a Guarantor’s right, title and interest in the shares of capital stock and other securities of an Obligor issuer including all shares of capital stock listed in Schedule 5.1(s).

Proceeds means proceeds as such term is defined in the UCC and includes any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, any property collected on or distributed on account of the Collateral and any and all other amounts from time to time paid or payable under, or in connection with, any of the Collateral.

Records has the meaning specified in the UCC.

Restricted Asset has the meaning specified in Section 2.3.

Security Interest has the meaning specified in Section 2.1.

Software means software as such term is defined in the UCC, now owned or hereafter acquired by a Guarantor, including all computer programs and all supporting information provided in connection with a transaction related to any program.

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Supporting Obligation means any supporting obligations as such term is defined in the UCC, now or hereafter held by a Guarantor or in which a Guarantor has any rights.

Trademark Licenses means any and all agreements and licenses providing for the granting of any right in or to Trademarks (whether a Guarantor is licensee or licensor thereunder), and any and all extensions and renewals thereof.

Trademarks means any of the following in which a Guarantor now holds or hereafter acquires an Interest:  (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and General Intangibles of similar nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith and registrations, recordings and applications in the USPTO or in any similar office or agency of the United States or any state or territory thereof including those referred to in Schedule 5.1(i) under the heading “Trademarks”, (b) all reissues, extension or renewals thereof, and (c) all goodwill associated with or symbolized by any of the foregoing.

Trade Secret Licenses means any and all agreements and licenses providing for the granting of any right in or to Trade Secrets (whether a Guarantor is licensee or licensor thereunder), and all extensions and renewals thereof.

Trade Secrets means all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, the business of a Guarantor, whether or not such Trade Secrets have been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secrets and the right to sue for past, present and future infringement of any Trade Secret.

UCC means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if the UCC is used to define a term in this Agreement and such term is defined differently in different Articles and Divisions of the UCC, the definition of such term contained in Article or Division 9 shall prevail.

USPTO means the United States Patent and Trademark Office.

1.2	Terms Generally
(a)	Words in the singular include the plural and vice versa, and words of one gender include the other genders, in each case, as the context requires.
(b)

The words “hereof”, “herein”, “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section and Schedule references are to the Articles, Sections and Schedules in this Agreement unless otherwise specified.

(c)	The word “including” and words of similar import when used in this Agreement mean “including, without limitation” unless otherwise specified.

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(d)

The Schedules to this Agreement, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement form an integral part of this Agreement.

(e)

If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement will govern to the extent of any such conflict or inconsistency.  If any conflict or inconsistency exists between this Agreement and any other Credit Document other than the Credit Agreement, this Agreement will govern to the extent of any such conflict or inconsistency. Without limiting the generality of the foregoing, to the extent there is any conflict between this Agreement and the Canadian Security Agreement, the Parties hereto expressly acknowledge that matters of creation, attachment, perfection and delivery of a security interest in the Collateral of the Guarantors shall be governed by the terms of the this Agreement and the terms of this Agreement shall prevail.

(f)	All references in this Agreement to provisions of the UCC include all successor provisions under any subsequent version or amendment to any Article of the UCC.
(g)

Unless the context requires otherwise (a) any definition of, or reference to, any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions set forth herein or in the Credit Agreement), (b) any reference herein to any Person will be construed to include such Person’s successors and permitted assigns, (c) any reference to any law, statute or regulation will, unless otherwise specified, refer to such law, statute or regulation as amended, modified or supplemented from time to time, and (d) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Article 2
Pledge of Collateral

2.1	Grant of Security Interest

As security for the prompt and complete payment and performance when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Obligations, each Guarantor hereby grants to the Collateral Agent, for the benefit of the Lender and their respective successors and assigns, a continuing security interest (the Security Interest) in all of the Guarantor’s right, title and interest in, to and under the following (the Collateral):

(a)	all Goods and Equipment;
(b)	all Inventory now owned or hereafter acquired by a Guarantor;
(c)	all Contracts;
(d)	all Accounts Receivable;

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(e)	all Chattel Paper, Instruments and Documents;
(f)	all Investment Property;
(g)	all Intellectual Property;
(h)	all Deposit Accounts;
(i)	all Commercial Tort Claims;
(j)

all money or other property of any kind which is received by the Guarantor in connection with refunds with respect to taxes, assessments and governmental charges imposed on the Guarantor or on any of its property or income;

(k)	all insurance and any proceeds thereof now held or hereafter acquired by the Guarantor;
(l)	all Supporting Obligations;
(m)	all other General Intangibles including all Software;
(n)

all books, records, files, correspondence and other papers, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral described in clauses (a) through (m) above or that are otherwise necessary or helpful in the collection thereof or realization thereon; and

(o)	all Proceeds of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, or in respect of, any of the foregoing.
2.2	Revision to UCC

If the UCC is revised after this date such that the definition of any of the terms included in the description of Collateral is changed, any property that is included in such changed definition that would not otherwise be included in the foregoing definitions on this date shall be included in such definition immediately upon the effective date of such revision, it being the intention of the Parties that the description of Collateral be construed to include the broadest possible range of property and assets (except as specifically excluded by Section 2.3).

2.3	Excluded Assets

The Collateral shall not include any of the following property and assets (each, an Excluded Asset):

(a)

any license, contract, permit, instrument or franchise to which a Guarantor is a party or has the benefit thereof, to the extent, but only to the extent, that the grant or perfection of a security interest therein would, under the terms of such license, contract, permit, instrument or franchise, result in a breach of the terms of, constitute a default under, render unenforceable, trigger an express termination

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right on the part of any other party (which right is not waived in writing) or result in the termination of, any such license, contract, permit, instrument or franchise (other than to the extent that any such term would be rendered ineffective pursuant to sections 9-406, 9-407 or 9-408 of the UCC or any other applicable law (including the Bankruptcy Code);

(b)

any asset, the grant or perfection of a security interest in which would be prohibited under Applicable Laws or would require any governmental or regulatory consent, approval, license or authorization, except to the extent such prohibition or requirement would be rendered ineffective pursuant to sections 9-406, 9-407 or 9-408 of the UCC or any other applicable law (including the Bankruptcy Code).  Notwithstanding such prohibition or requirement, it is understood that the term “Excluded Asset” does not include proceeds or accounts arising out of any asset described in this Section 2.3(b) to the extent that the assignment of such proceeds or accounts is expressly deemed to be effective under the UCC or other applicable laws notwithstanding the relevant prohibition or requirement;

(c)

any United States intent-to-use trademark or service mark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under applicable law;

(d)	motor vehicles and any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction;
(e)

any deposit account or security account subject to a Permitted Encumbrance, to the extent that applicable law or any agreement or arrangement prohibits the creation of a Lien therein or thereto, or the creation of such security interest results in abandonment, invalidation or unenforceability of any right title or interest of any Grantor therein; and

(f)

assets subject to purchase money encumbrances or capital leases permitted by the Credit Agreement to the extent that the grant or perfection of a security interest therein would be in violation of the terms of the agreement giving rise to such Permitted Encumbrance; and (g) any right, title and interest in the shares of capital stock or other securities of an issuer which is a joint venture.

2.4	Security Interest Absolute

All rights of the Collateral Agent and the Lender in this Agreement, the grant of the Security Interest, and all obligations of the Guarantors hereunder, shall be absolute and unconditional pending satisfaction and payment and performance in full of the Obligations irrespective of:

(a)	any claim as to the validity, regularity or enforceability of this Agreement, the Credit Agreement, the Guarantee or any other Credit Document;
(b)

any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, or any consent to any departure from, the Credit Agreement, the Guarantee or any other Credit Document or any other agreement or instrument relating to any of the foregoing;

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(c)	any change in the laws of any jurisdiction;
(d)	the occurrence of an Event of Default;
(e)

any exchange, release or non-perfection of the Collateral, the Collateral Agent’s or the Lender’ security interest in any other property or assets of a Guarantor or any other Person, or any release, amendment or waiver of, or consent to or departure from, any guaranty, for all or any of the Obligations; or

(f)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Guarantor in respect of the Obligations or this Agreement.

Article 3
Rights and Remedies

3.1	Exercise of Remedies

The Collateral Agent, acting alone, may enforce the Security Interest, commence foreclosure proceedings and otherwise exercise any rights and remedies available to it under this Agreement, at law or otherwise upon the occurrence and during the continuation of an Event of Default, and in doing so will act on behalf of all of the Lender.

3.2	Remedies Upon Event of Default: General

If an Event of Default has occurred and is continuing, the Collateral Agent, acting alone, may, but shall not be obligated to, exercise the following rights and remedies, which a Guarantor hereby agrees are commercially reasonable:

(a)	to require a Guarantor to assemble and deliver the Collateral or any part thereof to the Collateral Agent at any reasonable place or places designated by the Collateral Agent;
(b)

personally or by agents or attorneys, to take possession of the Collateral or any part thereof and, to the extent a Guarantor can give authority therefor, without liability for trespass and without notice or judicial process, to enter any premises where the Collateral may be located for the purpose of taking possession of, or removing, the Collateral;

(c)

to receive all amounts payable in respect of the Collateral that would otherwise be payable to a Guarantor and to instruct Account Debtors and any other obligors on any agreement, instrument or other obligation to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and to exercise any and all remedies of a Guarantor in respect of such Collateral;

(d)

to transfer or assign all or any part of the Collateral (including any letters of credit of which a Guarantor is the named beneficiary) into the Collateral Agent’s name or the name of its nominee and to execute such documents as may be necessary or appropriate to reflect such transfers and assignments;

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(e)

to give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the owner thereof (each Guarantor irrevocably constituting and appointing the Collateral Agent as proxy and attorney-in-fact of a Guarantor, with full power of substitution to do so);

(f)

to sell, assign or otherwise dispose of, or grant options to purchase, all or any part of the Collateral for cash, on credit or for other property, for immediate or future delivery, without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent in its absolute discretion may determine.  Any such sale or other disposition may be effected by means of a public or private sale in accordance with the requirements (in each case if and to the extent applicable) of section 9-613 of the UCC and such other mandatory requirements of Applicable Law as may apply to the disposition. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned by announcement at the time and place fixed for the sale, and such sale may be made at the time or place to which it has been so adjourned.  Unless prohibited by Applicable Law, the Collateral Agent or any other Lender may bid for and purchase all or any part of the Collateral free from any right or equity of redemption.  The Collateral Agent is authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary or desirable in order to (i) avoid any violation of Applicable Law or (ii) obtain any required governmental approval of the sale or purchase, and a Guarantor agrees that such compliance shall not result in such purchase or sale being considered or deemed not to have been made in a commercially reasonable manner and that the Collateral Agent shall not be liable or accountable to a Guarantor for any discount allowed by reason of the fact that such Collateral is disposed of in compliance with any such limitation or restriction; and

(g)	to take any other action as specified in clauses (1) through (5), inclusive, of section 9-607(a) of the UCC.
3.3	Decree for Specific Performance

If so requested by the Collateral Agent pursuant to Section 3.2, a Guarantor shall, at its own expense, assemble and deliver each item of Collateral to the Collateral Agent.  Each Guarantor’s obligation to assemble and deliver Collateral to the Collateral Agent upon and during the continuance of an Event of Default is of the essence of this Agreement and, accordingly, upon application to a court having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by a Guarantor of such obligation.

3.4	Additional Remedies: Accounts Receivable
(a)

In addition to all other rights and remedies set out in this Agreement, upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs a Guarantor, that Guarantor shall (i) cause all payments on account of the Accounts Receivable and Contracts to be made directly to such account as the Collateral Agent shall instruct in writing, (ii) deliver all tangible evidence of its Accounts Receivable and Contracts and related books and records to the Collateral Agent or its representatives; (iii) permit the Collateral Agent, at its option, to directly notify any or all Account Debtors to make payments directly

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to the Collateral Agent or as it may otherwise direct, (iv) legend, in form and manner satisfactory to the Collateral Agent, the Accounts Receivable and the Contracts, as well as books, records and documents (if any) of a Guarantor evidencing or pertaining to such Accounts Receivable and Contracts with an appropriate reference to the fact that such Accounts Receivable and Contracts have been assigned to the Collateral Agent and that the Collateral Agent, for and of behalf of the Lender, has a security interest therein, and (v) permit the Collateral Agent to enforce collection of any such Accounts Receivable and Contracts and adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as a Guarantor.

(b)

The costs and expenses of collection (including reasonable and documented attorneys’ fees), whether incurred by a Guarantor or the Collateral Agent, shall be borne by the Guarantor.  The Collateral Agent shall deliver a copy of each notice referred to in Section 3.4(a) to the Guarantor, provided that the failure by the Collateral Agent to so notify the Guarantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.4(a) and no such notice shall be required if an Event of Default of the type described in subsection [(j) of the Event of Default section of] the Credit Agreement has occurred and is continuing.

3.5	Additional Remedies: Intellectual Property

In addition to all other rights and remedies set out in this Agreement, if an Event of Default has occurred and is continuing, the Collateral Agent shall also be entitled but shall not be obligated with respect to any Collateral consisting of Intellectual Property, to (a) cause the Security Interest to become an assignment, transfer and conveyance of any or all such Collateral by a Guarantor to the Collateral Agent or otherwise declare the right, title and interest of a Guarantor in and to such Collateral to be vested in the Collateral Agent for the benefit of the Lender, (b) license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine, (c) from time to time, in its sole discretion, enforce against any licensee or sublicensee all rights and remedies of a Guarantor in, to and under any such Collateral and take or refrain from taking any action under any such license or sublicense, (d) take and use or practice or sell the Intellectual Property and the goodwill of a Guarantor’s business symbolized by the Trademarks, and (e) direct a Guarantor to refrain, in which event a Guarantor shall refrain, from practicing the Patents and using the Copyrights and Trademarks in any manner whatsoever, directly or indirectly.

3.6	Additional Remedies: Pledged Collateral and Deposit Accounts
(a)

In addition to all other rights and remedies set out in this Agreement, if an Event of Default has occurred and is continuing, the Collateral Agent may, but shall not be obligated to, without notice to a Guarantor, transfer or direct the transfer of funds from one or more Deposit Accounts, to satisfy the Obligations.

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(b)

In addition to all other rights and remedies set out in this Agreement, if an Event of Default has occurred and is continuing, the Collateral Agent may, but shall not be obligated to, without notice to a Guarantor, (i) transfer all or any portion of the Pledged Collateral to its name or the name of its nominee or agent, and (ii) exchange any certificates representing any Investment Property or Instruments for certificates or Instruments of smaller or larger denominations.

(c)	In addition to all other rights and remedies set out in this Agreement, if an Event of Default has occurred and is continuing:
(i)

automatically, in the case of an Event of Default under subsection [(j) of the Event of Default section] of the Credit Agreement and otherwise upon notice from the Collateral Agent to a Guarantor, all rights of a Guarantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant hereto will cease and all such rights will thereupon become vested in the Collateral Agent which will have the sole right to exercise such voting and other consensual rights provided that the Collateral Agent may, from time to time, permit a Guarantor to exercise such rights irrespective of whether an Event of Default has occurred or notice as aforesaid has been delivered; and

(ii)

automatically, in the case of an Event of Default under subsection [(j) of the Event of Default section] of the Credit Agreement and otherwise upon notice from the Collateral Agent to a Guarantor, all rights of a Guarantor to dividends, distributions, interest or principal that a Guarantor is authorized to receive pursuant to this Agreement or the Credit Agreement will cease, and all such rights will thereupon become vested in the Collateral Agent, which will have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest and principal.

(d)

In order to permit the Collateral Agent to exercise its voting and other consensual rights and to receive all dividends, distributions, interest and principal that it may be entitled to receive hereunder a Guarantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request.

(e)

Each Guarantor understands that compliance with United States federal securities laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky laws or other state securities laws or similar laws analogous in purpose or effect.  Each Guarantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof.  Each Guarantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its

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sole discretion, may (i) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof has been filed under United States federal securities laws, and (ii) approach and negotiate with a single potential purchaser to effect such sale.  Each Guarantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent will incur no responsibility or liability for selling Pledged Collateral at a price that the Collateral Agent, in its sole discretion, may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 3.6(e) will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices might exceed substantially the price at which the Collateral Agent sells.

3.7	Rights Cumulative

Each right, power and remedy of the Collateral Agent provided for in this Agreement or the other Credit Documents or at law or in equity shall be cumulative and concurrent and shall be in addition to every other right, power and remedy.  The exercise or beginning of the exercise by the Collateral Agent of any one or more of the rights, powers or remedies provided for in this Agreement or the other Credit Documents or at law or in equity shall not preclude the simultaneous or later exercise by the Collateral Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy and no renewal or extension of any Obligation shall impair any such right, power or remedy or shall operate as a waiver thereof.  No notice to, or demand on, a Guarantor shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action without notice or demand.

3.8	Exercise of Rights and Remedies
(a)

In no event shall the Collateral Agent be obligated to exercise any right or remedy against any other Person obligated with respect to, or any other collateral security for, the Obligations prior to exercising its rights hereunder.

(b)	The Collateral Agent may exercise rights, powers and remedies in such order and priority as the Collateral Agent may determine in its sole discretion.
3.9	Further Dealings with Collateral by Collateral Agent

The Collateral Agent may sell or otherwise dispose of Collateral without giving any warranties as to the Collateral including warranties as to title or fitness for use.  The Collateral Agent may specifically disclaim any warranties of title or the like.  Any disposition on this basis will not be considered to adversely affect the commercial reasonableness of such sale or other disposition of the Collateral.

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3.10	Waivers by Debtor

EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR DISPOSING OF ANY OR ALL OF THE COLLATERAL, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Guarantor hereby further waives, to the fullest extent permitted by Applicable Law:

(a)	all damages occasioned by such taking of possession or disposition except damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct;
(b)	all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and
(c)

all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under Applicable Law which could prevent or delay the enforcement of this Agreement or the sale of the Collateral or any portion thereof, and each Guarantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may do so, hereby waives the benefit of all such laws.

3.11	Perpetual Bar
(a)

Any sale or other disposition (whether in the course of a realization or otherwise) of Collateral by the Collateral Agent or its representatives or agents shall operate to divest all right, title, interest and claim, either at law or in equity, of a Guarantor therein and thereto, and shall be a perpetual bar both at law and in equity against a Guarantor and against any and all Persons claiming or attempting to claim the Collateral so sold or otherwise disposed of.

(b)

Each purchaser at any sale or other disposition of Collateral shall hold the property so sold or transferred to it absolutely free from any claim or right on the part of a Guarantor, and each Guarantor waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after any disposition, and all rights, if any, of marshaling the Collateral and all rights, if any, of stay or appraisal which it now has or may at any time in the future have under any rule of law now existing or hereafter enacted.

(c)

Upon any sale of the Collateral by the Collateral Agent (whether by the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by the Collateral Agent of the purchase price therefor shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or be answerable in any way for the misapplication or nonapplication thereof.

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3.12	Application of Proceeds

All monies or other Proceeds collected by the Collateral Agent upon any sale, collection, realization or other disposition of the Collateral, together with all other monies or Proceeds received by the Collateral Agent hereunder shall be applied as follows:

(a)

first, to the payment of all costs and expenses of any such sale, collection, realization or other disposition, including compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Credit Document;

(b)

second, to the payment of all remaining Obligations owed to the Lender pro rata in accordance with the aggregate amount of Obligations then owing to each of them, or in such other proportion as the Lender may otherwise agree in their sole discretion; and

(c)

third, to the extent monies remain after their application pursuant to the preceding Sections 3.12(a) and 3.12(b), to a payment to a Guarantor or to whomever may be lawfully entitled to receive such payment.

3.13	Liability for Deficiency

If the proceeds of any sale or other disposition of Collateral are insufficient to pay the entire outstanding amount of the Obligations, a Guarantor shall be liable for the deficiency and the fees of any Persons employed by the Collateral Agent to collect such deficiency.

3.14	No Liability of Collateral Agent

Notwithstanding any other provision of this Agreement, nothing herein contained shall be construed as requiring the Collateral Agent or any of the Lender to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or the moneys due or to become due in respect thereof.  No action taken or omitted to be taken by the Collateral Agent or any Lender with respect to the Collateral will give rise to any defense, counterclaim or offset in favor of a Guarantor or to any claim against the Collateral Agent or any Lender.  The provisions of this Section 3.14 shall not relieve a Guarantor of any of its obligations hereunder or under the Credit Agreements, the Guarantee or the other Credit Documents with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Lender of any other or further right that it may have, whether hereunder or under the other Credit Documents, by law or otherwise.  The Collateral Agent and each Lender, as the case may be, will be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents will be responsible to a Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction.

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Article 4
Powers of Attorney and Dealing with Security

4.1	Power of Attorney

Each Guarantor hereby constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as its true and lawful attorney with full power, acting alone, to take any of the following actions which the Collateral Agent may deem necessary or advisable to protect the interests of the Lender, which appointment as attorney is irrevocable and coupled with an interest:

(a)	upon the occurrence and during the continuance of an Event of Default,
(i)

to receive, endorse, assign, collect and deliver any and all notes, acceptances, checks, drafts, money orders or other Instruments, Documents and Chattel Paper or other evidences of payment relating to the Collateral;

(ii)	to ask for, demand, collect, sue for, recover, receive payment of, give receipts for and give discharges and releases of all or any of the Collateral;
(iii)	to send verifications of Accounts Receivable to Account Debtors and to notify Account Debtors to make payment directly to the Collateral Agent;
(iv)

to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; and

(v)	to settle, compromise, compound, adjust or defend any claims, actions, suits or proceedings relating to all or any of the Collateral; and
(b)	at any time and from time to time,
(i)	to prepare and file Records (including UCC financing statements);
(ii)

to prepare, sign, and file for recordation in the USPTO or the US Copyright Office, as applicable, appropriate evidence of the Security Interest granted herein in the Intellectual Property in the name of a Guarantor as assignor; and

(iii)

after five Business Days’ notice to the Guarantor, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement if the Guarantor has not complied with its obligations within the time period provided, including to pay or discharge taxes or Liens (other than Permitted Encumbrances) levied or placed upon or threatened against the Collateral, the legality thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion.  Any such payments made by the Collateral Agent shall be due and payable

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immediately without demand and shall constitute Obligations secured hereby.
4.2	Power of Attorney – Insurance
(a)

Each Guarantor irrevocably constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as its true and lawful agent (and attorney-in-fact) for the purpose, after the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of the Guarantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

4.3	Documentation; Further Assurances
(a)

Each Guarantor has delivered to the Collateral Agent fully executed UCC financing statements, mortgages and other appropriate filings, recordings and registrations containing a complete and accurate description of the Collateral for filing in all recording offices of each jurisdiction where is may be necessary or desirable to do so to publish notice of, protect the validity of, and establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Lender, in, all Collateral in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof).

(b)

Each Guarantor has caused to be delivered to the Collateral Agent, with respect to United States registered Patents, Trademarks (and Trademarks for which United States registration applications are pending) and Copyrights, a fully executed security agreement and other documents containing a description of all such Collateral for recording with the USPTO and the US Copyright Office, and otherwise as may be required pursuant to the laws of any other jurisdiction in the United States (or any political subdivision thereof) to protect the validity of, and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Lender in, all Intellectual Property of the Guarantor in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof).

(c)

Each Guarantor shall execute and deliver from time to time as may be reasonably requested by the Collateral Agent such other instruments, agreements, certificates and documents and other filings, recordings and registrations as may be appropriate, in the opinion of the Collateral Agent, to evidence, confirm, perfect and maintain the security interests granted or required to be granted to the Collateral Agent for the benefit of the Lender by this Agreement, and shall fully cooperate with the Collateral Agent and perform all additional acts that are necessary to effect the purposes of the foregoing.

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(d)

If a Guarantor fails to perform any act required by this Section 4.3, the Collateral Agent may (in the name of the Guarantor or otherwise) perform or cause to be performed, such act.  Each Guarantor hereby authorizes the Collateral Agent to file any financing statements, continuation statements, amendments to financing statements or other documents in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the Security Interest.

4.4	Termination and Release of Security Interest
(a)

Upon satisfaction and payment and performance in full of all Obligations, the Security Interest shall terminate and the Collateral Agent, at the request of the Guarantors, shall execute and deliver to the Guarantors a proper instrument or instruments acknowledging the termination of the Security Interest, and shall assign, transfer and deliver the Guarantors Collateral in its possession which has not been sold or otherwise applied or released pursuant to this Agreement.

(b)

Upon any sale, transfer or other disposition by a Guarantor of any item of Collateral which is permitted to be sold, transferred or otherwise disposed of pursuant to the terms of the other Credit Agreement and the Credit Documents, the Security Interest in such Collateral shall be automatically released.  The Collateral Agent shall execute and deliver to each Guarantor all UCC termination statements, releases and similar documents that the Guarantors may reasonably request to evidence the release of such item of Collateral from the Security Interest provided that any such release shall be without recourse and without any representation or warranty, except that the Collateral Agent has not previously encumbered or sold such Collateral in violation of this Agreement.

4.5	Reimbursement of Expenses

Each Guarantor shall reimburse the Collateral Agent on demand for the fees (including legal fees) and expenses incurred by the Collateral Agent in connection with the preparation, filing, publication or recording of any instruments, agreements, certificates and documents (including UCC financing statements) pursuant to Section 4.3 or Section 4.4 and all such amounts shall form part of the Obligations and be secured hereby until paid in full.

Article 5
Representations, Warranties and Covenants of a Guarantor

5.1	Representations and Warranties

Each Guarantor represents and warrants to and in favour of the Collateral Agent and each of the Lender as follows:

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(a)

The Collateral is owned, and as to all Collateral acquired by it from time to time after the date hereof will be owned, solely by the Guarantor free and clear of all Liens except for the Security Interest and Permitted Encumbrances.  The Guarantor has not filed or consented to the filing of any financing statements or analogous documents under the UCC or any other applicable laws covering any Collateral, including any filing with the USPTO or the US Copyright Office, which financing statements or analogous document are still in effect, except, in each case, for the Security Interest and Permitted Encumbrances.

(b)

The Security Interest constitutes a legal, valid and perfected security interest in all Collateral securing the payment and performance of the Obligations.  The Security Interest is and will at all times rank in priority to any other Lien on any of the Collateral other than Permitted Encumbrances.

(c)

The Guarantor has, and as to all Collateral acquired by it from time to time after the date hereof will have, good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest and has, and as to all Collateral acquired by it from time to time after the date hereof will have, full power and authority to grant to the Collateral Agent a security interest in such Collateral and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

(d)

At the date of this Agreement and for the five immediately preceding years, (i) the exact legal name, type of organization and sole jurisdiction of organization (together with the organizational identification number, if any issued by such jurisdiction) of the Guarantor are set out in Schedule 5.1(d) under the heading “Legal Name”, (ii) the address for the Guarantor’s place of business, or if it has more than one place of business, its chief place of business and chief executive office, is set out in Schedule 5.1(d) under the heading “Chief Place of Business”, (iii) the addresses of all places where Collateral located are set out in Schedule 5.1(d) under the heading “Location of Collateral”, and (iv) the legal names and addresses of all Persons other than the Guarantor or the Collateral Agent that have possession of any of the Collateral, for which a warehouseman’s agreement is not in effect are set out in Schedule 5.1(d) under the heading “Third Parties Holding Collateral”.

(e)	All Inventory and Equipment included in the Collateral have been kept for the past five years only at the locations specified in Schedule 5.1(d) under the heading “Location of Collateral”.
(f)

The Guarantor does not operate in any jurisdiction and in the preceding five years has not operated in any jurisdiction under any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed in Schedule 5.1(f).

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(g)

During the five years preceding the date of this Agreement, no Person has merged or consolidated with or into the Guarantor, and no Person has liquidated into, or transferred all or substantially all of its assets to, the Guarantor, in each case except as described in Schedule 5.1(g).  With respect to any transactions described in Schedule 5.1(g), the Guarantor has furnished such information, including UCC lien searches, with respect to such Person (and the assets of the Person and locations thereof) as has been requested by the Collateral Agent to establish that no security interest (excluding Permitted Encumbrances) continues perfected on the date hereof with respect to any such Person (or the assets transferred to the Guarantor by such Person).

(h)	[Reserved].
(i)

Schedule 5.1(i) sets out a complete list as at the date of this Agreement of all United States registrations and applications for registration of Patents, Trademarks and Copyrights, and Trademark Licenses, Patent Licenses and Copyright Licenses (A) granting rights to any other Person to use any Intellectual Property owned by or licensed by a Guarantor, or (B) granting rights to the Guarantor to use Intellectual Property owned by another Person.

(j)

No other Person is, to the Guarantor’s knowledge, infringing upon any material Intellectual Property.  No claim has been received by the Guarantor alleging that any aspect of the Guarantor’s present or contemplated business operations infringes or will infringe any intellectual property or business identifier or design or domain name of any other Person except to the extent that such claimed infringement would not cause a material adverse effect, or the Guarantor has misappropriated any trade secret or proprietary information.

(k)

To the Guarantor’s knowledge, (i) none of its material Trade Secrets has been used, divulged, disclosed or appropriated to the detriment of the Guarantor for the benefit of any other Person; (ii) no employee, independent contractor or agent of the Guarantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Guarantor; and (iii) no employee, independent contractor or agent of the Guarantor is in default or breach in any material respect of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement relating in any way to the protection, ownership, development, use or transfer of the Guarantor’s Intellectual Property.

(l)

No Collateral consisting of Intellectual Property is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting its use or that would impair its validity or enforceability.

(m)

As each of its Accounts Receivable arises, the Guarantor shall be deemed to have represented and warranted that it, and all records, papers and documents relating to it (if any), are genuine and what they purport to be, and that all such papers and documents (if any) (i) represent, to the knowledge of the Guarantor, the genuine, legal, valid and binding obligation of the Account Debtor enforceable in accordance with its terms and evidencing indebtedness unpaid and owed by the Account Debtor arising out of the performance of labor or services or the sale or

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lease and delivery of the merchandise listed therein, or both, and (ii) are the only original writings evidencing or embodying such obligation of the Account Debtor named therein (other than copies created for general accounting purposes).

(n)

As at the date of this Agreement, Schedule 5.1(o) sets out a complete description of each Commercial Tort Claims of the Guarantor with a value in excess of $500,000 for which a Guarantor has filed a complaint in a court of competent jurisdiction.

(o)

As at the date of this Agreement, Schedule 5.1(p) sets out a complete description of each letter of credit with a face amount in excess of $1,000,000 under which the Guarantor is the beneficiary. The Guarantor has used commercially reasonable efforts to obtain the consent of each issuer of such letter of credit (other than those constituting Supporting Obligations with an individual value of less than $1,000,000) to the assignment of the proceeds of such letter of credit to the Collateral Agent.

(p)

As at the date of this Agreement, Schedule 5.1(q) sets out a complete list of all securities accounts and commodity accounts in which the Guarantor has an interest.  The Guarantor is the sole entitlement holder of each of its securities accounts and commodity accounts and the Guarantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent) having “control” (as defined in sections 8-106 and 9-106 of the UCC) over, or any other interest in, any of its securities accounts or commodity accounts or any financial assets or other property deposited therein.

(q)

As at the date of this Agreement, Schedule 5.1(r) sets out a complete list of all Deposit Accounts in which the Guarantor has an interest.  Except for Excluded Accounts indicated on Schedule 5.1(r), the Guarantor is the sole account holder of each Deposit Account in which it has an interest and it has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent) having “control” (as defined in section 9-104 of the UCC) over, or any other interest in, any of its Deposit Accounts or any money or other property deposited therein.

(r)

As at the date of this Agreement, Schedule 5.1(s) sets out a complete list and description of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by the Guarantor to and in favour of the Collateral Agent, on behalf of the Lender and, in each case, the list sets out that percentage of the issued and outstanding interests of all classes of each issuer thereof.

(s)	All of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and, to the extent applicable, are fully paid and non-assessable.
(t)

No Person other than the Collateral Agent has “control” (as defined in sections 8-106 and 9-106 of the UCC) over any Pledged Collateral and, other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than (i) Pledged Collateral that is represented by certificated securities or Instruments that are in the possession of the Collateral Agent, (ii) Pledged Collateral held in a securities account over which the Collateral Agreement has control, (iii) Pledged Collateral

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consisting of securities accounts and financial assets credited thereto that are linked by a sweep mechanism to a Deposit Account over which the Collateral Agent has control, and (iv) Investment Property constituting uncertificated securities that are subject to control arrangements satisfactory to the Collateral Agent.

(u)

There are no restrictions on transfer in the LLC Agreements governing any Pledged LLC Interests, in the Partnership Agreements governing any Pledged Partnership Interests or in any other agreement relating to the Pledged Collateral which would limit or restrict (i) the grant of a security interest in the Pledged LLC Interests, the Pledged Partnership Interests or the Pledged Stock, (ii) the perfection of such security interest, (iii) the exercise of remedies in respect of such security interest, or (iv) the transfer of the Pledged LLC Interests, the Pledged Partnership Interests or the Pledged Stock, in each case as contemplated by this Agreement.

(v)	Each of the Pledged Collateral consisting of Instruments has been delivered to the Collateral Agent.
(w)

As at the date of this Agreement, Schedule 5.1(w) sets out a complete list and description of each Pledged Note.  Each of the Pledged Notes constitutes the legal and valid obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles.

(x)

Schedule 5.1(x) contains copies of all UCC financing statements and other filings (including, to the extent required by the Collateral Agent, any filings made in the USPTO or the US Copyright Office), recordings or registrations that have been delivered to the Collateral Agent prior to the date hereof for filing in each governmental, municipal or other office in the jurisdictions identified in Schedule 5.1(d).  Such filings, recordings and registrations contain an accurate description of the Collateral and are all of the filings, recordings and registrations that are necessary as at the date hereof to publish notice of, protect the validity of, and establish a legal, valid and perfected Security Interest in favor of the Collateral Agent (for the benefit of the Lender) in, all Collateral in which a security interest may be perfected by filing, recording or registration in the United States.

5.2	General Covenants

Each Guarantor covenants and agrees with the Collateral Agent and the Lender as follows.

(a)

The Guarantor shall, at its own cost and expense, take any and all necessary actions to defend its title to the Collateral, the Security Interest and the priority of the Security Interest against any Lien (other than Permitted Encumbrances).  Except as otherwise permitted herein or in the Credit Agreement, the Guarantor shall take no action to impair the rights of the Collateral Agent and the Lender in the Collateral.

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(b)

So long as any Obligations remain outstanding, the Guarantor shall not file or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to the Collateral, except financing statements filed in connection with the Security Interest or Permitted Encumbrances.

(c)

The Guarantor shall pay promptly when due all property and other material taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral and its other property and assets, except to the extent the validity thereof is being contested in good faith and by appropriate proceedings and for which the Guarantor maintains adequate reserves.

(d)

The Guarantor shall not distribute, sell, assign, license, transfer, lease or otherwise dispose of any Collateral without the prior written consent of the Collateral Agent while the Obligations are outstanding, except for the sale of Inventory in the ordinary course of business or as otherwise permitted pursuant to the Credit Agreement.

(e)

Unless the Guarantor has given the Collateral Agent not less than 15 days’ prior notice thereof, the Guarantor shall not change its name, type of entity, jurisdiction of organization, organizational identification number (if any) or the location of its principal place of business or chief executive office.  In any such case, the Guarantor shall provide a supplement to Schedule 5.1(d) which shall update and correct all information contained therein.  The Guarantor shall cooperate with the Collateral Agent in making all filings that are required in the opinion of the Collateral Agent in order for the Collateral Agent to continue at all times following such change to have a legal, valid and perfected first priority Security Interest in all the Collateral subject only to Permitted Encumbrances.  If the Guarantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

(f)

The Guarantor shall keep at its address indicated on Schedule 5.1(d) as its principal place of business or chief executive office (as such Schedule may be updated pursuant to Section 5.2(e)) its corporate records and all records, documents and instruments constituting, relating to, or evidencing Collateral, including originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith.  The Guarantor shall permit the Collateral Agent and its agents and representatives, during normal business hours and upon reasonable notice, to inspect the Collateral, to examine and make copies of the records referred to above, and to discuss matters relating to the Collateral directly with the Guarantor’s officers and employees.

(g)

The Guarantor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until it has given the Collateral Agent not less than 15 days’ prior written notice of its intention to do so, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information as the Collateral Agent may reasonably request.  In any such case, the Guarantor shall provide a supplement to Schedule 5.1(f) which shall update and correct all information contained therein.  The Guarantor shall

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cooperate with the Collateral Agent in making all filings that are required in the opinion of the Collateral Agent in order for the Collateral Agent to continue at all times following such change to have a legal, valid and perfected first priority Security Interest in all the Collateral subject only to Permitted Encumbrances.

(h)

Upon the Guarantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that could materially and adversely affect the value of the Collateral or any material portion thereof, the ability of the Guarantor or the Collateral Agent to dispose of the Collateral or any material portion thereof, or the rights and remedies of the Collateral Agent in relation thereto.

(i)	[Reserved].
(j)

A Guarantor shall promptly and in any event within 15 days of its filing, deliver to the Collateral Agent a supplement to Schedule 5.1(o) describing each new Commercial Tort Claim with an individual value in excess of $500,000 for which a Guarantor has filed a complaint in a court of competent jurisdiction.

5.3	Special Covenants: Accounts Receivable
(a)

As between a Guarantor on the one hand and the Collateral Agent and the Lender on the other, each Guarantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each Account Receivable or Contract relating to the Collateral, all in accordance with the terms and conditions thereof.

(b)

Each Guarantor shall collect from each Account Debtor named in any Accounts Receivable or obligor under any Contract, as and when due, any and all amounts owing under or on account of such Account Receivable or Contract, and apply all such amounts to the outstanding balance of such Account Receivable or under such Contract.

(c)

Each Guarantor shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, transfers, endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required, whether under the Federal Assignment of Claims Act or otherwise, relating to its Accounts Receivable and Contracts, as the Collateral Agent may reasonably require.

5.4	Special Covenants: Inventory and Equipment
(a)

To the extent practicable, each Guarantor shall, if any warehouse receipt or a receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, request that such warehouse receipt or receipt in the nature thereof shall not be negotiable (as such term is used in section 7-104 of the UCC).

(b)	Each Guarantor shall keep its Equipment and Inventory (other than Inventory in transit) at the locations specified on Schedule 5.1(d) unless it shall have notified

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the Collateral Agent in writing, at least 30 days prior to any change in location, identifying the new location and providing such information in connection therewith as the Collateral Agent may reasonably request.  In any such case, each Guarantor shall provide a supplement to Schedule 5.1(d) which shall update and correct all information contained therein.  Each Guarantor shall cooperate with the Collateral Agent in making all filings that are required in the opinion of the Collateral Agent in order for the Collateral Agent to continue at all times following such change of location to have a legal, valid and perfected Security Interest in the Collateral subject only to Permitted Encumbrances.

(c)

A Guarantor shall not deliver any Document evidencing any of its Equipment or Inventory to any Person other than the issuer of such Document to claim the Goods evidenced thereby or the Collateral Agent.

(d)	In producing its Inventory, each Guarantor will comply with all requirements of Applicable Law, including the Fair Labor Standards Act.
(e)

With respect to Equipment, Inventory or other Goods of a Guarantor having an aggregate value equal to or greater than $1,000,000 which are in the possession or under the control of any one third party, including warehousemen, bailees, agents or processors (but excluding, in each case (x) any Equipment, Inventory  or other Goods out for repair or (y) or any Equipment, Inventory or other Goods at a customer’s location or on a job site) for a period of more than 90 days at any time, a Guarantor shall notify such third party of the Security Interest and obtain a written acknowledgement that it will (i) hold such Equipment, Inventory or other Goods subject to the Security Interest and the instructions of the Collateral Agent, and (ii) waive and release any Lien held by it with respect to such Equipment, Inventory or other Goods, whether arising by operation of law or otherwise.  With respect to any such Equipment, Inventory or other Goods having an aggregate value of less than $1,000,000, a Guarantor shall notify the third party of the Collateral Agent’s Security Interest and will use commercially reasonable efforts to obtain a written acknowledgement from such third party that it will (i) hold such Equipment, Inventory or other Goods subject to the Security Interest and the instructions of the Collateral Agent, and (ii) waive and release any Lien held by it with respect to such Equipment, Inventory or other Goods, whether arising by operation of law or otherwise.

5.5	Special Provisions Regarding Documents, Letters of Credit, etc.
(a)

Unless the Collateral Agent otherwise consents in writing (which consent may be revoked), each Guarantor shall deliver to Collateral Agent all Collateral consisting of negotiable Documents, Chattel Paper and Instruments (in each case, accompanied by endorsements or other instruments of transfer executed in blank) promptly after the Guarantor receives the same.

(b)

Each Guarantor shall take all steps necessary to grant the Collateral Agent control of all electronic Chattel Paper with a face amount in excess of $1,000,000 in accordance with the UCC and all transferable records as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

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(c)

If a Guarantor retains possession of any Chattel Paper or Instruments with the Collateral Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of the Collateral Agent, for the benefit of Lender.”

(d)

Each Guarantor shall, with respect to any letter of credit issued to the Guarantor after the date hereof (other than letters of credit (i) constituting Supporting Obligations with a value of less than $1,000,000, or (ii) with a face amount less than $1,000,000), use commercially reasonable efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent.  In any such case, the Guarantor shall promptly deliver to the Collateral Agent supplements to Schedule 5.1(p), describing such letters of credit.

5.6	Special Covenants: Intellectual Property
(a)

Each Guarantor shall, with respect to any Patent, Trademark or Copyright registrations and applications and any Patent Licenses, Trademark Licenses and Copyright Licences acquired by the Guarantor after the date of this Agreement, deliver to the Collateral Agent supplements to Schedule 5.1(i), describing in such detail as the Collateral Agent may request, the new Patents, Trademarks, Copyrights and licences.

(b)

Each Guarantor shall notify the Collateral Agent promptly if it knows that any Intellectual Property may become invalidated, abandoned, lost or dedicated to the public, or of any adverse determination or development regarding the Guarantor’s ownership of any such Intellectual Property, its right to register the same, or to keep and maintain the same.

(c)	A Guarantor shall not do or cause to be done any act or omission whereby any Patent would become invalidated or dedicated to the public.
(d)

Each Guarantor shall take all necessary steps that are consistent with the practice in any proceeding before the USPTO, the US Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each application relating to the Intellectual Property, and to obtain the relevant grant or registration and to maintain each issued Patent and each registration of the Trademarks and Copyrights, including making timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees.

(e)

If any Intellectual Property owned by or licensed to a Guarantor is infringed, misappropriated, or diluted by another Person, the Guarantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and to protect its rights in such Intellectual Property including the initiation of suit for injunctive relief and to recover damages.

(f)

A Guarantor shall not sell, assign, license, dispose of or otherwise divest itself of any right under any Intellectual Property without the prior written consent of the Collateral Agent or as otherwise permitted in the Credit Agreement.

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(g)

If a Guarantor is requested by the Collateral Agent to deliver short-form security agreements with respect to its Intellectual Property forming part of the Collateral, complete copies of such short-form security agreements containing a full and complete description of all such Collateral shall be delivered to the Collateral Agent for recording in the USPTO, the US Copyright Office and otherwise as may be appropriate pursuant to the laws of any other jurisdiction, to protect the validity of, and to establish a legal, valid and perfected Security Interest in favor of the Collateral Agent (for the benefit of the Lender) in, all such Collateral consisting of Patents, registered Trademarks and registered Copyright in which a security interest may be perfected by filing, recording or registration in the United States.

(h)

Upon the request of the Collateral Agent, a Guarantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by a licensor of each Copyright License, Patent License or Trademark License to effect an assignment of all of the Guarantor’s right, title and interest thereunder to the Collateral Agent or its designee.

5.7	Special Covenants: Pledged Collateral and Deposit Accounts
(a)

Without the written consent of the Collateral Agent, no Guarantor will cause or permit the Pledged LLC Interests, the Pledged Partnership Interests or the Pledged Stock of any Guarantor in any issuer that is a limited liability company or partnership to constitute a security governed by Article 8 of the UCC unless the applicable Guarantor, if it has not already done so, complies with Section 5.7(e) and Section 5.7(f) with respect to such security.

(b)

If a Guarantor acquires rights in any Pledged Collateral or establishes any securities accounts or commodity accounts after the date hereof, it shall deliver to the Collateral Agent not less than 10 days prior to any such acquisition, a supplement to the applicable Schedule reflecting such new Pledged Collateral, securities account or commodity account, as the case may be.

(c)

With respect to Collateral consisting of securities accounts, securities entitlements, commodity accounts or commodity contracts (other than securities accounts and financial assets credited thereto that are linked by a sweep mechanism to a Deposit Account over which the Collateral Agent has "control"), a Guarantor shall cause the securities intermediary or commodity intermediary, as applicable, maintaining such securities account, securities entitlement or commodity account to enter into account control agreements satisfactory to the Collateral Agent within 30 days of the date of this Agreement (or such longer period of time as may be acceptable to Collateral Agent in its sole discretion).

(d)

With respect to each Deposit Account (except for Excluded Accounts indicated on Schedule 5.1(r)), the relevant Guarantor shall cause the depositary bank to enter into account control agreement satisfactory to the Collateral Agent within 30 days of the date of this Agreement (or such longer period of time as may be acceptable to Collateral Agent in its sole discretion).  If a Guarantor intends to acquire or establish any Deposit Accounts, it shall deliver to the Collateral Agent not less than 10 days prior to such acquisition or establishment, a supplement to Schedule 5.1(r) describing the new Deposit Account with such information as the Collateral Agent may request.  Upon any termination by a Guarantor of a Deposit

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Account, a Guarantor will promptly transfer all funds and property held in such terminated Deposit Account to another Deposit Account, unless such funds are otherwise used as expressly permitted and in accordance with the terms of the Credit Agreement.

(e)

With respect to any Pledged Collateral constituting certificated securities acquired or pledged after the date hereof, it shall deliver or cause to be delivered to the Collateral Agent all such certificated securities, stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and all such instruments and documents as the Collateral Agent may reasonably request in order to give effect to the pledge granted hereby and obtain control thereof.

(f)

With respect to any Pledged Collateral constituting uncertificated securities acquired or pledged after the date hereof, such Guarantor will cause the issuer thereof either (a) to register the Collateral Agent as the registered owner of such securities or (b) to agree in an authenticated record with such Guarantor and the Collateral Agent that such issuer will comply with instructions with respect to such securities originated by the Collateral Agent without further consent of such Guarantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent, (c) upon request by the Collateral Agent, provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof and (d) if reasonably requested by the Collateral Agent, request the issuer of such Pledged Collateral to cause such Pledged Collateral to become certificated and in the event such Pledged Collateral become certificated, to deliver such Pledged Collateral to the Collateral Agent in accordance with the provisions of Section 5.7(e).

(g)	So long as no Event of Default has occurred and is continuing subject to the terms of the Credit Agreement and Section 3.6 of this Agreement:
(i)

a Guarantor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Credit Agreement;

(ii)

the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to a Guarantor all proxies and other instruments as the Guarantor may from time to time reasonably request for the purpose of enabling the Guarantor to exercise the voting and other consensual rights when and to the extent that it is entitled to exercise the same pursuant to clause (i) above and to receive the dividends and other distributions that it is entitled to receive pursuant to clause (iii) below; and

(iii)

a Guarantor may receive and retain any and all dividends, interest, principal and other distributions paid on the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by the Credit Agreement.  All non cash dividends, interest, principal or other distributions and all dividends or other distributions paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus,

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and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, will be and become part of the Collateral without any further action.  A Guarantor will promptly take all steps, if any, required or necessary to ensure the validity, perfection, priority and, if applicable, “control” (as defined in Article 8 or Article 9 of the UCC, as applicable) of the Collateral Agent of such dividends, interest, principal or other distributions (including delivery thereof to the Collateral Agent), and pending any such action the Guarantor will be deemed to hold same in trust for the benefit of the Collateral Agent and such property will be segregated from all other property of the Guarantor.  In any such case, each Guarantor shall provide supplements to the applicable schedules with a description, satisfactory to the Collateral Agent, of all such property.

5.8	Remedy for Breach

Each Guarantor acknowledges and agrees that a breach of any of the covenants contained in this Article 5  will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Article 5  will be specifically enforceable against the Guarantors, and each Guarantor hereby waives and agrees not to assert any defenses in an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities.

Article 6
Miscellaneous

6.1	Survival; Successors and Assigns

This Agreement and all covenants, representations and warranties made herein shall survive its execution and delivery and shall continue in full force and effect so long as any of the Obligations are still outstanding.  Whenever a Party is referred to in this Agreement, such reference is deemed to include the successors and assigns of such Party, if any; provided, however, that a Guarantor may not assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent or as expressly contemplated by the Credit Agreement.  All covenants, promises and agreements made by each Guarantor in this Agreement, shall inure to the benefit of the Collateral Agent and the Lender and their respective successors and assigns, and all covenants, promises and agreements made by the Collateral Agent in this Agreement, shall inure to the benefit of each Guarantor and its successors and assigns.

6.2	Indemnity
(a)	Each Guarantor hereby agrees to indemnify and hold harmless the Collateral Agent, the Lender and each of their respective affiliates and each of their

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respective officers, directors, employees, agents, advisors and representatives (each, an Indemnified Party) from and against any and all claims, damages, losses, liabilities and expenses (including fees and disbursements of counsel), joint or several, that may be incurred by, or asserted or awarded against, any Indemnified Party (including in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of, or in connection with, or by reason of, this Agreement or the transactions contemplated hereby, or in any other way connected with the enforcement of any of the terms hereof, or the preservation of any rights hereunder, or in any way relating to, or arising out of, the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body, any tort (including claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnified Party), or property damage), or contract claim related to the Collateral; provided that no Indemnified Party shall be indemnified pursuant to this Section 6.2(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnified Party or by any breach of duties imposed by applicable law on such Indemnified Party.  Upon written notice by any Indemnified Party of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, each Guarantor shall assume full responsibility for the defense thereof.  Each Indemnified Party agrees to use reasonable efforts to promptly notify a Guarantor of any such assertion of which such Indemnified Party has knowledge.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 6.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Guarantor, any of its directors, security holders or creditors, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto.

(b)

No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to a Guarantor or any of its affiliates, security holders or creditors for or in connection with this Agreement or the transactions contemplated hereby.  Each Guarantor agrees that any indemnification or other protection provided to any Indemnified Party pursuant to this Agreement will (i) survive payment in full of the Obligations, and (ii) inure to the benefit of any Person who was at any time a Collateral Agent or Indemnified Party.

6.3	Indemnity Obligations Secured by Collateral

Any amounts paid by any Indemnified Party in respect of which such Indemnified Party has the right to reimbursement shall constitute Obligations secured by the Collateral.

6.4	Currency

Unless otherwise indicated, all dollar amounts stated in this Agreement are stated in US currency, and all payments required under this Agreement shall be paid in US currency.  If it is necessary to convert any lawful currency of a jurisdiction other than the United States of America into US Dollars for purposes of determining any amounts owed under, or due and payable pursuant to, this Agreement, the Parties agree such currency conversion

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shall be determined by reference to the New York foreign exchange mid-range rates published in The Wall Street Journal (or such other internationally-recognized currency conversion source as may be mutually agreed between the Parties).

6.5	Notices

Any notice, consent, demand, waiver or other communication given under this Agreement must be in writing and shall be given in accordance with the provisions of the Credit Agreement.

Any such communication is deemed to have been duly given (a) if delivered personally, on the day of delivery, (b) if sent by a nationally recognized courier service, on the later of (i) the first Business Day following the date of dispatch, or (ii) the scheduled day of delivery by  such service, and (c) if sent by facsimile or electronic mail on the day so sent if the day is a Business Day and it was sent prior to 5 pm (New York time) and otherwise on the next Business Day.  A Person may change its address for service by notice given in accordance with the foregoing and any subsequent communication must be sent to such Person at its changed address.

6.6	Headings

The headings in this Agreement are for reference purposes only and shall not affect in any way its meaning or interpretation.

6.7	Entire Agreement

This Agreement, together with the Credit Agreement and the other Credit Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof.

6.8	Amendment; Waivers
(a)

No failure on the part of the Collateral Agent to exercise and no delay in exercising any power or right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  No waiver of any provisions of this Agreement or any other Credit Document or consent to any departure by a Guarantor therefrom will in any event be effective unless the same is permitted by Section 6.8(b), and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.  No notice to, or demand on, a Guarantor will entitle that Guarantor to any other or further notice or demand in similar or other circumstances.

(b)

Neither this Agreement nor any provision hereof (other than any provision that expressly states that such provision may be waived or extended by the Collateral Agent in its discretion) may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Guarantors, subject to any consent required in accordance with the Credit Agreement.

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6.9	Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER ARE GOVERNED BY, AND WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  This Agreement was negotiated and executed in the State of New York.

6.10	Waiver of Jury Trial

EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement or any transaction provided hereunder or contemplated hereby, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each Party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each Party has already relied on this waiver in entering into this Agreement, and that each Party will continue to rely on this waiver in their related future dealings.  Each Party further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.10 AND EXECUTED BY EACH OF THE PARTIES), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

6.11	Consent to Jurisdiction; Service of Process

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, THE GUARANTORS, FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, IRREVOCABLY TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO:

(A)	ACCEPT GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
(B)	WAIVE ANY RIGHT OF IMMUNITY (SOVEREIGN OR OTHERWISE) AND DEFENSE OF FORUM NON CONVENIENS;

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(C)

AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.5 OR THIS SECTION 6.11;

(D)

AGREE THAT SERVICE AS PROVIDED IN 6.11(C) IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER A GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(E)	AGREE THAT THE COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE GUARANTORS IN THE COURTS OF ANY OTHER JURISDICTION; AND
(F)

AGREE THAT THE PROVISIONS OF THIS SECTION 6.11 RELATING TO JURISDICTION AND VENUE WILL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

EACH GUARANTOR IRREVOCABLY APPOINTS  TILRAY, INC. AS ITS AGENT FOR SERVICE OF PROCESS  IN CONNECTION WITH THIS AGREEMENT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY COURT REFERRED TO IN SECTION 6.11 IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH SERVICE TO BECOME EFFECTIVE FIVE DAYS AFTER SUCH MAILING.

6.12	Counterparts and Electronic Delivery

This security agreement may be executed in any number of separate counterparts and all such signed counterparts will together constitute one and the same instrument.  To evidence its execution of an original counterpart of this security agreement, a party may send a copy of its signature on the execution page hereof to the other party by facsimile or other means of recorded electronic transmission (including in PDF form) and such transmission shall constitute valid delivery of an executed copy of this security agreement to the receiving party.

6.13	No Presumption

This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

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6.14	Severability

If any provision of this security agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this security agreement and the remaining provisions will continue in full force and effect without amendment or limitation.

6.15	Application to Collateral Agent

By acceptance of this Agreement, the Collateral Agent agrees that it shall comply with the provisions in respect of the Collateral Agent contained herein.

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IN WITNESS WHEREOF the Parties have executed and delivered this Agreement.

TIlray, INc.
By:	“Brendan Kennedy”
Name: Brendan Kennedy Title:Chief Executive Officer
Manitoba Harvest USA, LLC
By:	“Brendan Kennedy”
Name: Brendan Kennedy Title:Manager

(Signature Page for the US Pledge and Security Agreement)

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Schedule 5.1(d)

Debtor Details

[***]

Other Locations:

[***]

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Schedule 5.1(f)

Debtor Names

None

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Schedule 5.1(g)

Mergers and Other Combinations

None

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Schedule 5.1(i)

US Patents, Trademarks and Copyright Registrations and Applications

Patents:

[***]

Trademarks:

[***]

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Schedule 5.1(o)

Commercial Tort Claims

None

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Schedule 5.1(p)

Letters of Credit

None

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Schedule 5.1(q)

Securities Accounts and Commodity Accounts

[***]

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Schedule 5.1(r)

Deposit Accounts

[***]

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Schedule 5.1(s)

Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests

[***]

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Schedule 5.1(x)

Pledged Notes

[***]

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Schedule 5.1(x)

UCC Financing Statements and Other Filings

[attached]

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Schedule 5.2(d)

Location of Books and Records

Schedule 5.1(d) is incorporated herein by reference

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